UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2022
NERDWALLET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40994	45-4180440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Hawthorne Street, 11th Floor
San Francisco, California 94105
(Address of principal executive offices, including zip code)

(415) 549-8913
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	NRDS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Maurice Taylor to the Board of Directors
On September 22, 2022, the Board of Directors (the Board) of NerdWallet, Inc. (the Company) approved the appointment of Maurice Taylor to serve as a member of the Board effective as of October 1, 2022. The Board determined that Mr. Taylor is an “independent director” as such term is defined by the applicable Nasdaq listing rules. The Board also approved the appointment of Mr. Taylor to the Audit Committee of the Board after the Board’s determination that Mr. Taylor qualifies as “independent” in accordance with the additional independence rules established by the SEC and the Nasdaq for service on such committee. As of October 1, 2022, the Audit Committee will be comprised of Ms. Jennifer Ceran, who will continue in her role as Chairperson of the Committee, and Messrs. Kenneth McBride and Maurice Taylor.
As a non-employee director, Mr. Taylor will receive annual cash compensation of $50,000 for his service on the Board and $10,000 for his service on the Audit Committee, which compensation for 2022 will be prorated for the part of such year that he served on the Board. He will also receive a grant of restricted stock units (RSUs) having a grant-date fair value of $300,000, vesting in three annual installments on the first three anniversaries of the date of grant, subject to his continued service through each vesting date. The RSUs are subject to the terms of NerdWallet’s 2021 Equity Incentive Plan, RSU Award Grant Notice, and Award Agreement. Mr. Taylor’s compensation is made in accordance with the Company’s non-employee director compensation policy. In addition, Mr. Taylor will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.
There are no arrangements or understandings between Mr. Taylor and any other person pursuant to which Mr. Taylor was appointed to the Board. Mr. Taylor has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Furthermore, there are no family relationships between Mr. Taylor and any of the Company’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.
Item 7.01    Regulation FD Disclosure.
On September 28, 2022, the Company issued a press release announcing the changes to the composition of its Board. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated by reference.
The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press release issued by NerdWallet, Inc. dated September 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NerdWallet, Inc.

Date:	September 28, 2022	By:	/s/ Ekumene M. Lysonge
Ekumene M. Lysonge
General Counsel and Corporate Secretary
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